UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of Principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered class	Name of each exchange on which each class is to be registered
Class A Common Stock	New York Stock Exchange, Inc.
Class B Common Stock

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

 Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock and Class B Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) contained in the “Restated Certificate of Incorporation” attached as Exhibit 3.1 to the Company’s Form 10-K filed with the Commission on March 28, 2002, and the “Certificate of Amendment to Restated Certificate of Incorporation” attached as Exhibit 3.1.1 to the Company’s Form 10-K filed on March 3, 2005, are hereby incorporated by reference.

Item 2. Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which no other securities of the Company are offered.  Therefore, in accordance with the instructions to Form 8-A, no exhibits are required to be furnished with this filing.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:  October 22, 2008

By:  /s/ Christine A. Tsingos

Christine A. Tsingos

Vice President & Chief Financial Officer